    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 29, 1996

                                                      REGISTRATION NO. 333-11919
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 4

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               MIDWAY GAMES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                3999                               22-2906244
   (STATE OR OTHER JURISDICTION          (PRIMARY STANDARD INDUSTRIAL                (I.R.S. EMPLOYER
         OF INCORPORATION)                CLASSIFICATION CODE NUMBER)             IDENTIFICATION NUMBER)

                          3401 NORTH CALIFORNIA AVENUE
                            CHICAGO, ILLINOIS 60618
                                 (773) 961-2222
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                NEIL D. NICASTRO
                             CHAIRMAN OF THE BOARD
                               MIDWAY GAMES INC.
                          3401 NORTH CALIFORNIA AVENUE
                            CHICAGO, ILLINOIS 60618
                                 (773) 961-2222
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   Copies to:

                PAUL S. GOODMAN, ESQ.                                  HOWARD L. SHECTER, ESQ.
                SHACK & SIEGEL, P.C.                                 MORGAN, LEWIS & BOCKIUS LLP
                  530 FIFTH AVENUE                                         101 PARK AVENUE
              NEW YORK, NEW YORK 10036                                NEW YORK, NEW YORK 10178
                   (212) 782-0700                                          (212) 309-6000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with the offering, all of which shall be borne by the Registrant, are as follows:

    Securities and Exchange Commission fee................................  $   44,493.10
    NASD filing fee.......................................................      13,403.00
    New York Stock Exchange filing fee....................................  $  211,000.00
    Blue Sky fees and expenses............................................      20,000.00
    Transfer Agent fees...................................................       1,000.00
    Printing and engraving expenses.......................................     250,000.00
    Legal fees and expenses...............................................     300,000.00
    Accountants' fees and expenses........................................     325,000.00
    Miscellaneous.........................................................      35,103.90
                                                                                 --------
              Total.......................................................  $1,200,000.00
                                                                                 ========


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     The Registrant's authority to indemnify its officers and directors is governed by the provisions of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") and by the Certificate of Incorporation of the Registrant. The Certificate of Incorporation of the Registrant provides that the Registrant shall, to the fullest extent permitted by Section 145 of the DGCL,
(i) indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and (ii) advance expenses to any and all said persons, and that such indemnification and advances shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to persons who have ceased to be directors, officers, employees or agents and shall inure to the benefit of the heirs, executors and administrators of such person. In addition, the Certificate of Incorporation of the Registrant provides for the elimination of personal liability of directors of the Registrant to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL, as amended and supplemented.

     The Registrant has entered into indemnity agreements with each of its directors and executive officers whereby the Registrant will, in general, indemnify such directors and executive officers, to the extent permitted by the Registrant's Certificate of Incorporation and the laws of the State of Delaware, against any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any actual or threatened action or proceeding to which such director or officer is made or threatened to be made a party by reason of the fact that such person is or was a director or officer of the Registrant.

     The Registrant also maintains directors' and officers' liability insurance providing for $10.0 million in coverage.

     Reference is made to the Underwriting Agreement filed as Exhibit 1 hereto which contains provisions for the indemnification of officers, directors and controlling persons of the Registrant under certain circumstances.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     Not Applicable

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits


     EXHIBIT
       NO.                                       DESCRIPTION
    ---------   -----------------------------------------------------------------------------
       #1       Form of Underwriting Agreement.
       #2.1     Rights Agreement dated as of October 24, 1996 between the Registrant and The
                Bank of New York.
       #2.2     Form of Certificate of Designations of Series A Preferred Stock (included as
                Exhibit A to Exhibit 2.1 hereof).
       #2.3     Specimen Form of Rights Certificate (included as Exhibit B to Exhibit 2.1 hereof).
       #2.4     Summary of Rights Plan (included as Exhibit C to Exhibit 2.1 hereof).
       #3.1     Form of Amended and Restated Certificate of Incorporation of the Registrant.
       #3.2     Form of Amended and Restated By-laws of the Registrant.
       #4.1     Specimen of Common Stock Certificate.
       #5       Opinion of Shack & Siegel, P.C., counsel for the Registrant.
      #10.1     Manufacturing and Services Agreement dated as of July 1, 1996 between WMS
                Industries Inc. and the Registrant.
      #10.2     Tax Sharing Agreement dated as of July 1, 1996 among WMS Industries Inc.,
                Midway Games Inc., Midway Home Entertainment Inc., Midway Interactive Inc.,
                Atari Games Corporation and Tengen Inc.
      #10.3     Registration Rights Agreement dated as of July 1, 1996 between WMS Industries
                Inc. and the Registrant.
      #10.4     Patent License Agreement dated as of July 1, 1996 between the Registrant and
                Williams Electronics Games, Inc.
      #10.5     Employment Agreement dated as of July 1, 1996 between Mr. Neil D. Nicastro and the Registrant.
      #10.6     Employment Agreement dated April 29, 1994 between Byron C. Cook and Midway
                Home Entertainment Inc.
      #10.7     Stock Option Plan of the Registrant.
      #10.8     Form of Indemnity Agreement authorized to be entered into between the
                Registrant and each Officer and Director of the Registrant.
      +10.9     GTIS Master Option and License Agreement by and among WMS Industries, Inc.,
                Williams Electronics Games, Inc., the Registrant and Midway Home
                Entertainment Inc., and GT Interactive Software Corp. dated December 28,
                1994.
      +10.10    Amendment to GTIS Master Option and License Agreement by and among WMS
                Industries Inc., Williams Electronics Games, Inc., the Registrant and Midway
                Home Entertainment Inc., and GT Interactive Software Corp. dated March 31,
                1995.
      +10.11    Second Amendment to GTIS Master Option and License Agreement by and among WMS
                Industries Inc., Williams Electronics Games, Inc., the Registrant and Midway
                Home Entertainment Inc., and GT Interactive Software Corp. dated March 27,
                1996.
      +10.12    GTIS Master Option and License Agreement (Home Video Games) by and among WMS
                Industries Inc., Williams Electronics Games, Inc., the Registrant and Midway
                Home Entertainment Inc., and GT Interactive Software Corp. dated March 31,
                1995.
      +10.13    Amendment to GTIS Master Option and License Agreement (Home Video Games) by
                and among WMS Industries Inc., Williams Electronics Games, Inc., the
                Registrant and Midway Home Entertainment Inc., and GT Interactive Software
                Corp. dated March 27, 1996.
      +10.14    Master Option and License Agreement for Atari Home Video Games dated March
                27, 1996, between WMS Industries Inc. and GT Interactive Software Corp.
      +10.15    Master Option and License Agreement for Atari PC Games dated March 27, 1996, between WMS Industries Inc. and GT Interactive Software Corp.

     EXHIBIT
       NO.                                       DESCRIPTION
    ---------   -----------------------------------------------------------------------------
      #10.16    Stock Purchase Agreement dated as of February 23, 1996 between Warner
                Communications, Inc. and Williams Interactive Inc.
      #10.17    Credit Agreement dated as of October 15, 1996 between the Registrant and Bank of America Illinois.
      #21       Subsidiaries of the Registrant.
      #23.1     Consent of Shack & Siegel, P.C. (included in Exhibit 5 hereof).
      #23.2     Consent of Ernst & Young LLP.
      #24       Power of Attorney.
      #27       Financial Data Schedule (filed with EDGAR version only).


---------------
 + Confidential treatment requested.

 # Previously filed.

(b) Financial Statement Schedules

     The following combined financial statement schedules are included in Part II of this Registration Statement and should be read in conjunction with the combined financial statements and notes thereto:

     Report of Independent Auditors........................................  F-2

     Schedule II -- Valuation and Qualifying Accounts......................  S-2

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denomination and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 4 to the Registration Statement (333-11919) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 29, 1996.


                                          MIDWAY GAMES INC.
                                          (Registrant)

                                          By: /s/      NEIL D. NICASTRO

                                            ------------------------------------
                                                     Neil D. Nicastro,
                                             Chairman of the Board, President,
                                                  Chief Executive Officer
                                                and Chief Operating Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement (333-11919) has been signed by the following persons in the capacities and on the dates indicated.



                   NAME                                  TITLE                      DATE
------------------------------------------  --------------------------------  -----------------
         /s/ NEIL D. NICASTRO                Chairman of the Board,            October 29, 1996
------------------------------------------    President, Chief Executive
             Neil D. Nicastro                 Officer and Chief Operating
                                              Officer (Principal Executive
                                              Officer) and Director

       /s/ HAROLD H. BACH, JR.*              Executive Vice                    October 29, 1996
------------------------------------------    President -- Finance,
           Harold H. Bach, Jr.                Treasurer and Chief Financial
                                              Officer (Principal Financial
                                              and Principal Accounting
                                              Officer) and Director

          /s/ BYRON C. COOK*                 Executive Vice President --       October 29, 1996
------------------------------------------    Home Video and Director
              Byron C. Cook

       /s/ KENNETH J. FEDESNA*               Executive Vice President --       October 29, 1996
------------------------------------------    Coin-Op Video and Director
            Kenneth  J. Fedesna

       /s/  LOUIS J. NICASTRO*               Director                          October 29, 1996
------------------------------------------
            Louis J. Nicastro

      /s/ WILLIAM C. BARTHOLOMAY             Director                          October 29, 1996
------------------------------------------
          William C. Bartholomay

        /s/ WILLIAM E. MCKENNA               Director                          October 29, 1996
------------------------------------------
            William E. McKenna

                   NAME                                  TITLE                      DATE
------------------------------------------  --------------------------------  -----------------
         /s/ NORMAN J. MENELL               Director                          October 29, 1996
------------------------------------------
             Norman J. Menell

         /s/   HARVEY REICH                 Director                          October 29, 1996
------------------------------------------
               Harvey Reich

        /s/  IRA S. SHEINFELD               Director                          October 29, 1996
------------------------------------------
             Ira S. Sheinfeld

        /s/  RICHARD D. WHITE               Director                          October 29, 1996
------------------------------------------
             Richard D. White

  * By: /s/  NEIL D. NICASTRO                                                 October 29, 1996
------------------------------------------
             Neil D. Nicastro
             Attorney-In-Fact

                                 EXHIBIT INDEX


   EXHIBIT                                                                             SEQUENTIAL
     NO.                                   DESCRIPTION                                  PAGE NO.
  ---------   ----------------------------------------------------------------------   ----------
      #1      Form of Underwriting Agreement........................................
      #2.1    Rights Agreement dated as of             , 1996 between the Registrant
              and The Bank of New York..............................................
      #2.2    Form of Certificate of Designations of Series A Preferred Stock
              (included as Exhibit A to Exhibit 2.1 hereof).........................
      #2.3    Specimen Form of Rights Certificate (included as Exhibit B to Exhibit
              2.1 hereof)...........................................................
      #2.4    Summary of Rights Plan (included as Exhibit C to Exhibit 2.1 hereof)...............................................................
      #3.1    Form of Amended and Restated Certificate of Incorporation of the
              Registrant............................................................
      #3.2    Form of Amended and Restated By-laws of the Registrant................
      #4.1    Specimen of Common Stock Certificate..................................
      #5      Opinion of Shack & Siegel, P.C., counsel for the Registrant...........
     #10.1    Manufacturing and Services Agreement dated as of July 1, 1996 between
              WMS Industries Inc. and the Registrant................................
     #10.2    Tax Sharing Agreement dated as of July 1, 1996 among WMS Industries
              Inc., Midway Games Inc., Midway Home Entertainment Inc., Midway
              Interactive Inc., Atari Games Corporation and Tengen Inc. ............
     #10.3    Registration Rights Agreement dated as of July 1, 1996 between WMS
              Industries Inc. and the Registrant....................................
     #10.4    Patent License Agreement dated as of July 1, 1996 between the
              Registrant and Williams Electronics Games, Inc. ......................
     #10.5    Employment Agreement dated as of July 1, 1996 between Mr. Neil D.
              Nicastro and the Registrant...........................................
     #10.6    Employment Agreement dated April 29, 1994 between Byron C. Cook and
              Midway Home Entertainment Inc. .......................................
     #10.7    Stock Option Plan of the Registrant...................................
     #10.8    Form of Indemnity Agreement authorized to be entered into between the
              Registrant and each Officer and Director of the Registrant............
     +10.9    GTIS Master Option and License Agreement by and among WMS Industries,
              Inc., Williams Electronics Games, Inc., the Registrant and Midway Home
              Entertainment Inc., and GT Interactive Software Corp. dated December
              28, 1994..............................................................
     +10.10   Amendment to GTIS Master Option and License Agreement by and among WMS
              Industries Inc., Williams Electronics Games, Inc., the Registrant and
              Midway Home Entertainment Inc., and GT Interactive Software Corp.
              dated March 31, 1995..................................................
     +10.11   Second Amendment to GTIS Master Option and License Agreement by and
              among WMS Industries Inc., Williams Electronics Games, Inc., the
              Registrant and Midway Home Entertainment Inc., and GT Interactive
              Software Corp. dated March 27, 1996...................................
     +10.12   GTIS Master Option and License Agreement (Home Video Games) by and
              among WMS Industries Inc., Williams Electronics Games, Inc., the
              Registrant and Midway Home Entertainment Inc., and GT Interactive
              Software Corp. dated March 31, 1995...................................
     +10.13   Amendment to GTIS Master Option and License Agreement (Home Video
              Games) by and among WMS Industries Inc., Williams Electronics Games,
              Inc., the Registrant and Midway Home Entertainment Inc., and GT
              Interactive Software Corp. dated March 27, 1996.......................
     +10.14   Master Option and License Agreement for Atari Home Video Games dated
              March 27, 1996, between WMS Industries Inc. and GT Interactive
              Software Corp. .......................................................
     +10.15   Master Option and License Agreement for Atari PC Games dated March 27,
              1996, between WMS Industries Inc. and GT Interactive Software
              Corp. ................................................................

   EXHIBIT                                                                             SEQUENTIAL
     NO.                                   DESCRIPTION                                  PAGE NO.
  ---------   ----------------------------------------------------------------------   ----------
     #10.16   Stock Purchase Agreement dated as of February 23, 1996 between Warner
              Communications, Inc. and Williams Interactive Inc. ...................
     #10.17   Credit Agreement dated as of October 15, 1996 between the Registrant and Bank of America Illinois..........................................
     #21      Subsidiaries of the Registrant........................................
     #23.1    Consent of Shack & Siegel, P.C. (included in Exhibit 5 hereof)........
     #23.2    Consent of Ernst & Young LLP..........................................
     #24      Power of Attorney.....................................................
     #27      Financial Data Schedule (filed with EDGAR version only)...............


---------------
 + Confidential treatment requested.

 # Previously filed.